AMENDMENT NO. 4 PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 7th day of February 1997, and as amended on August 15, 1999, April 2, 2000, and May 1, 2008, by and among MFS® Variable Insurance Trust, Pruco Life Insurance Company of New Jersey, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

Terms not otherwise defined herein have the definitions ascribed to them in the Participation Agreement.  Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative.  The Amendment shall take effect on April 1, 2013.

PRUCO LIFE INSURANCE
COMPANY OF NEW JERSEY
By its authorized officer,

By: _/s/ David Sutcliffe____________

Title: _Vice President_____________

MFS® VARIABLE INSURANCE TRUST
By its authorized officer,

By: _/s/ Susan S. Newton_________
      Susan S. Newton
                                                                                                      Assistant Secretary

MASSACHUSETTS FINANCIAL
SERVICES COMPANY
By its authorized officer,

By: _/s/ James A. Jessee__________
      James A. Jessee
      Executive Vice President

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As of April 1, 2013

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded By Separate Account	Share Class	Portfolios Applicable to Policies
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (Est. 5/20/96)	Discover Select Annuity Contract	Initial	MFS Growth Series MFS Research Series
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (Ext. 5/20/96)	Discovery Choice Annuity Contract	Initial	MFS Growth Series MFS Research Series
Pruco Life of New Jersey Variable Appreciable Account (Est. 5/20/96)	Pruselect III Variable Universal Life Policy	Initial	MFS Growth Series MFS Research Series
Pruco Life Variable Appreciable Account (Est. 4/17/89)	Survivorship Variable Universal Life Policy	Initial	MFS Growth Series MFS Research Series
Pruco Life Variable Appreciable Account (Est. 4/17/89)	Prulife Custom Premier II Variable Universal Life Policy	Initial	MFS Utilities Series MFS Research Bond Series MFS Value Series
Pruco Life Variable Appreciable Account (Est. 4/17/89)	M Premier Variable Universal Life Policy	Initial	MFS Utilities Series MFS Research Bond Series MFS Value Series

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